Exhibit 2.1

Incorporated under the Canada Business Corporations Act
Constituée sous l'autorité de la Loi canadienne sur les sociétés par actions

ISIN: CA4488832078
CUSIP: 448883207

HYDROG(E)NICS

Advanced Hydrogen Solutions

NUMBER/NUMÉRO
GC3041799

SHARES/ACTIONS
**********0**********

This certifies that — Les présentes attestent que

* SPECIMEN * GC3041799 * CA4488832078 * 0ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * HYDROGENICS CORPORATION * SPECIMEN * GC3041799 * CA4488832078 * 0ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * HYDROGENICS CORPORATION * SPECIMEN * GC3041799 * CA4488832078 * 0ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * HYDROGENICS CORPORATION * SPECIMEN * GC3041799 * C

** SPECIMEN **

Is the registered holder of — est le détenteur immatriculé de

* SPECIMEN * GC3041799 * CA4488832078 * 0ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * HYDROGENICS CORPORATION * SPECIMEN * GC3041799 * CA4488832078 * 0ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES DE FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF * HYDROGENICS CORPORATION * SPECIMEN * GC3041799 * CA4488832078 * 0ACTIONS ORDINAIRES E

** ZERO **

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF
HYDROGENICS CORPORATION

These shares are transferable only in the securities register of the Corporation by the registered holder or his attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officers.

ACTIONS ORDINAIRES ENTIÈREMENT LIBÉRÉES, SANS VALEUR NOMINALE DU CAPITAL DE
CORPORATION HYDROGÉNIQUE

Ces actions peuvent être transférées seulement dans le registre des valeurs de la Société par le titulaire inscrit ou par son procureur sur remise du présent certificat dûment endossé. Le présent certificat n'est valide à moins d'être contresigné par le préposé au transfert et inscrit par le comptable des transferts.

EN FOI DE QUOI, la Société a fait signer ce certificat par ses dirigeants dûment autorisés.

President and Chief Executive Officer / Président et chef de la direction

Chief Financial Officer / Chef des services financiers

This Certificate is transferable at the transfer offices of CIBC Mellon Trust Company in Calgary and Toronto, Canada and at the transfer offices of Mellon Shareholder Services LLC in Jersey City, NJ and Pittsburg, PA, USA.

Date / Le: MAR 04 2010

Countersigned and registered
CIBC Mellon Trust Company
Transfer agent and registrar or
Mellon Investor Services LLC
Co-Transfer Agent and Registrar

Contresigné et inscrit
Compagnie Trust CIBC Mellon Agent des Transferts et Agent chargé ou
Mellon Investor Services LLC
Co-agent des Transferts et Co-agent chargé de la tenue des registres

By / Par: ______________________

Authorized signature / Signature autorisée

Ce certificat est transférable aux bureau des transferts de Compagnie Trust CIBC Mellon à Calgary et Toronto, Canada ou au bureau de transfert de Compagnie Mellon à Jersey City, NJ et Pittsburg, PA, USA.

SECURITY INSTRUCTIONS ON REVERSE — VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

Printed by DATA BUSINESS FORMS

3041799

For value rec[illegible]d, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Pour valeur reçue, le soussigné vend, cède et transporte à

____

(**Print** name(s) of person(s) to whom the securities are being transferred and the address for the register / **Écrivez** le nom de la ou des personnes à qui les titres sont transférés et l'adresse pour le registre)

____

____________________________________ shares/ actions

(number of shares if blank, deemed to be all / nombre d'actions - s'il n'y a rien d'écrit, la totalité est présumée)

of the Company represented by this certificate, and hereby irrevocably constitutes and appoints ____________________ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

de la Compagnie représentées par le présent certificat et constitue et nomme irrévocablement ____________________ procureur du ou des soussignés pour transférer lesdits titres avec plein pouvoir de substitution à cet égard:

Dated /
Fait le ________________

Signature Guarantee(s)* /
Garantie des signatures*
(the transfer cannot be processed without acceptable guarantees of all signatures / le transfert ne peut être effectué sans une garantie acceptable de chaque signature)

Transferor(s) Signature(s)* /
Signature du ou des cédants*

____

____

____

* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be **Signature Guaranteed** by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).

* Pour les transferts signés par le ou les détenteurs inscrits, chaque signature doit correspondre exactement avec le ou les noms sur le ou les certificats, sans aucun changement.
Aussi, chaque signature doit être garantie par une banque à charte de l'Annexe 1, une importante société de fiducie au Canada, ou un membre de l'un des programmes de garantie Medallion - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) ou New York Stock Exchange, Inc Medallion Signature Program (MSP).

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.